                                                                     Exhibit 3.1

                                State of Delaware
                                                                          Page 1
                        Office of the Secretary of State

      I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "DONALDSON, LUFKIN & JENRETTE, INC.", CHANGING ITS NAME FROM "DONALDSON, LUFKIN & JENRETTE, INC." TO "CREDIT SUISSE FIRST BOSTON (USA), INC.", FILED IN THIS OFFICE ON THE SIXTH DAY OF NOVEMBER, A.D. 2000, AT 9 O'CLOCK A.M.

      A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.


0543420 8100          [SEAL]              /s/ Edward J. Freel
                 Secretary's Office       --------------------------
001557466            Delaware             Edward J. Freel, Secretary of State

                                          AUTHENTICATION: 0776773
                                                    DATE: 11-06-00

                            CERTIFICATE OF AMENDMENT
                                     TO THE
                AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                       DONALDSON, LUFKIN & JENRETTE, INC.

            DONALDSON, LUFKIN & JENRETTE, INC., a Delaware corporation, HEREBY CERTIFIES AS FOLLOWS:

            1. The name of the Corporation is Donaldson Lufkin & Jenrette, Inc. The date of filing of its original Certificate of Incorporation with the Secretary of State of the State of Delaware was October 20, 1959. The date of filing of its Amended and Restated Certificate of incorporation with the Secretary of State of the State of Delaware was May 25, 1999.

            2. This Certificate of Amendment sets forth an amendment to the Amended and Restated Certificate of incorporation of the Corporation which was duly adopted by the unanimous written consent of the sole holder of all of the outstanding shares of common stock of the series designated Donaldson, Lufkin & Jenrette, Inc. -- DLJ Common Stock, par value $.10 per share of the Corporation entitled to vote thereon in accordance with the provisions of Sections 242 and 228.

            3. Article First of the Amended and Restated Certificate of Incorporation is hereby amended in full to be and read as follows:

            "FIRST: The name of the corporation is Credit Suisse First Boston
(USA), Inc."

                                                               STATE OF DELAWARE
                                                              SECRETARY OF STATE
                                                        DIVISION OF CORPORATIONS
                                                       FILED 09:00 AM 11/06/2000
                                                            001557466 -- 0543420

            IN WITNESS WHEREOF, DONALD. LUFKIN & JENRETTE, INC. has caused this certificate to be signed by Lori M. Russo, its Secretary, and attested by Rhonda
G. Matty, its Assistant Secretary, this 6th day of November, 2000.


                                   DONALDSON, LUFKIN & JENRETTE, INC.


                                   By: /s/ Lori M. Russo
                                     -------------------
                                     Name: Lori M. Russo
                                     Title: Secretary

ATTEST:


By: /s/ Rhonda G. Matty
    --------------------------
    Name: Rhonda G. Matty
    Title: Assistant Secretary

                                State of Delaware
                                                                          PAGE 1

                        Office of the Secretary of State

      I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE RESTATED CERTIFICATE OF "CREDIT SUISSE FIRST BOSTON (USA), INC.", FILED IN THIS OFFICE ON THE TWELFTH DAY OF JANUARY, A.D. 2001, AT 9 O'CLOCK A.M.

      A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

      AND I DO HEREBY FURTHER CERTIFY THAT THE EFFECTIVE DATE OF THE AFORESAID RESTATED CERTIFICATE IS THE FIFTEENTH DAY OF JANUARY, A.D. 2001.


0543420 8100                 [SEAL]                   /s/ Harriet Smith Windsor
                   SECRETARY'S OFFICE DELAWARE        -------------------------
010020981                                                 Secretary of State

                                                      AUTHENTICATION: 0924820

                                                      DATE: 01-19-01

             FIFTH AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                     CREDIT SUISSE FIRST BOSTON (USA), INC.

      Credit Suisse First Boston (USA), Inc. a corporation organized and existing under the laws of the State of Delaware, hereby certifies as flows:

      1. The name of the corporation is Credit Suisse First Boston (USA), Inc. The date of filing its original Certificate of incorporation with the Secretary of State was October 20, 1959 under the name Donaldson, Lufkin & Jenrette, Inc. The date of the filing of its Amended and Restated Certificate of Incorporation was May 25,1999.

      2. This fifth Amended and Restated Certificate of Incorporation has been duly adopted and proposed to the stockholders of the Corporation by the Board of Directors of the Corporation, and has been approved and adopted by the stockholders of the Corporation, in accordance with Sections 242 and 245 of the General Corporation Law of the State of Delaware.

      3. Pursuant to Section 242 and 245 of the General Corporation Law of the State of Delaware, this fifth. Amended and Restated Certificate of Incorporation restates and integrates and further amends the provisions of the Amended and Restated Certificate of Incorporation of the Corporation.

      4. The text of the Amended and Restated Certificate of Incorporation is hereby restated and further amended to read in its entirety as hereinafter set forth:

      FIRST: The name of the Corporation is CREDIT SUISSE FIRST BOSTON (USA),
      INC.

      SECOND: The principal office of the Corporation in the State of Delaware is located at 2711 Canterville Road, Suite 400, in the City of Wilmington, County of New Castle, 19808. The name and address of the Corporation's resident agent is Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, Delaware, 19808.

      THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may now or hereafter be organized under the General Corporation Law of the Stale of Delaware.

      FOURTH: The total number of shares of stock which the Corporation shall have the authority to issue is 1,500,000000 shares of Common Stock par value $0.10 per share (the "Common Stock"). And 50,000,000 shares of Preferred Stock par value $0.01 per share (the "Preferred Stock").

      Section A. Provisions Relating to Common Stock.

      1. Issuance of Common Stock in Series; Designation; Re-Classification. Subject to the provisions of Section B of this Article FOURTH and provisions of law, the Corporation shall have the authority to issue shares of Common Stock in multiple series. The total number of shares of Common Stock which the Corporation shall have the authority to issue shall be 1,500 million. One series of Common Stock shall be designated as Credit Suisse First Boston (USA),

                                                               STATE OF DELAWARE
                                                              SECRETARY OF STATE
                                                        DIVISION OF CORPORATIONS
                                                       FILED 09:00 AM 01/12/2001
                                                            010020981 -- 0543420

Inc. Common Stock par value $0.10 per share ("CSFB Common Stock"). The second series of Common Stock shall be designated as Credit Suisse First Boston (USA), Inc. CSFBdirect Common Stock par value $O.10 per share. ("CSFBdirect Common Stock").

      The total number of shares of CSFB Common Stock which the Corporation shall have the authority to issue shall initially be 500 million and the total number shares of CSFBdirect Common Stock which the Corporation shall have the authority to issue shall initially be 500 million. The numbers of authorized shares of any class or series of Common Stock of the Corporation may be increased or decreased (but not below the number of shares then outstanding) by the affirmative vote of the holders of a majority of the voting power of the stock of the Corporation entitled to vote generally in the election of directors. The Board of Directors shall have the authority to designate, prior to the time of the first issuance of the CSFBdirect Common Stock, the number which, immediately prior to such first instance, will constitute the Number of Shares Issuable with Respect to CSFB (USA), Inc.'s Retained Interest in CSFBdirect and any other terms which are consistent with applicable law and the provisions of this Article Fourth. The voting powers, preferences and relative participating, optional or other special rights of the CSFB Common Stock and CSFBdirect Common Stock, and the qualifications and restrictions thereon, shall be as set forth in this Section A.

      The Board of Directors (or such committee of the Board of Directors as the Boards of Directors shall empower) is hereby empowered to authorize by resolution or resolutions from time to time the issuance of one or more additional series of Common Stock and to fix the designations, powers, preferences and relative, participating, optional or other rights, if any, and the qualifications, limitations or restrictions thereof, if any, with respect to each series of Common Stock and the number of shares consulting each such series, and to increase or decrease the number of shares of any such series to the extent by the General Corporation Law of the State of Delaware, as amended from time to time.

      2. Dividends. Subject to any preferences and relative, participating, optional or other special rights of any outstanding class of series of preferred stock of the Corporation and any qualifications or restrictions on any class of Common Stock created thereby, dividends may be declared and paid upon any series of Common Stock, upon the terms with respect to each such series, and subject to the limitations provided for below in this Section (A)(2), as the Board of Directors may determine.

      (a) Dividends on any series of Common Stock may be declared and paid only out of the lesser of(i) the funds of the Corporation legally available therefor and (ii) the Available Dividend Amount for the Group to which such series of Common Stock relates.

      (b) Discrimination in Dividends between Series of Common Stock. The Board of Directors, subject to the provisions of Section (A)(2)(a), may at any time declare and pay dividends exclusively on a single series of Common Stock or on one or more series of Common Stock, in equal or unequal amounts, notwithstanding the relative amounts of the Available Dividend Amount with respect to any Group, the amount of dividends previously declared on any series, the respective voting or liquidation rights of any series or any other factor.

      (c) Share Distributions. Except as permitted by section (A)(3), the Board of Directors may declare and pay dividends or distributions of shares of any series of Common Stock (or securities convertible into or exchangeable or exercisable for shares of any series of Common Stock) on shares of a series of Common Stock or on shares of a class or series of preferred stock of the Corporation only as follows:

               (i) dividends or distributions of shares of a series of Common Stock (or securities convertible into or exchangeable or exercisable for shares of a series of Common Stock) on shares of the same series of Common Stock or on shares of preferred stock attributed to the same Group to which such series of Common Stock relates; and

               (ii) dividends or distributions of shares of a series of Common Stock other than CSFB Common Stock (or securities convertible into or exchangeable or exercisable for shares of a series of Common Stock other than CSFB Common Stock) on shares of CSFB Common Stock or on shares of preferred stock attributed to CSFB (USA), Inc. but only if the sum of (1) the number of shares of the series of Common Stock to be so issued (or the number of such shares which would be issuable upon conversion exchange or exercise of any securities to be so issued) and (2) the number of shares of such series of Common Stock which are issuable upon conversion, exchange or exercise of any securities then outstanding that are attributed to CSFB (USA), Inc. is less than or equal to the Number of Shares Issuable with Respect to CSFB (USA), Inc.'s Retained Interest in such Group.

      For purposes of this Section (A)(2)(c), any outstanding securities that are convertible into or exchangeable or exercisable for any other securities which are themselves convertible into or exchangeable or exercisable for any series of Common Stock (or other securities that are so convertible, exchangeable or exercisable) shall be deemed to have been converted, exchanged or exercised in full for such securities.

      3. Mandatory Dividend, Redemption or Exchange on Deposition of All or Substantially All of the Assets of a Group; Exchange of CSFB Common Stock for CSFBdirect Common Stock at the Option of the Corporation, Exchange of a Series of Common Stock for Stock of a Subsidiary at the Option of the Corporation.
(a)(i) In the event of a Disposition (other than an Exempt Disposition), the Corporation shall, on or prior to the 85th Trading Day after the Disposition Date, provided that the funds of the Corporation are legally available therefor, either:

               (x) declare and pay a dividend to holders of the series of Common Stock that relates to the Group that consummated such Disposition (in cash, securities (other than Common Stock) or other property, or a combination thereof), subject to the limitations on dividends set forth under Section (A)(2) of this Article FOURTH, in an aggregate amount having a Fair Value (determined as of the Disposition Date) equal to the product of the Outstanding Interest Fraction with respect to such Group (determined as of the record date for such dividend) and the Fair Value (determined as of the Disposition Date) of the Net Proceeds of such Disposition;

               (y) redeem from holders of the series of Common Stock that relates to the Group that consummated such Disposition, in exchange for cash, securities (other than Common Stock) or other property (or a combination thereof) in an amount equal to the product of the Outstanding Interest Fraction with respect to such Group (determined as of the redemption date) and the Fair Value (determined as of the Disposition Date) of the Net Proceeds of such Disposition, all of the outstanding shares of such series of Common Stock (unless such Disposition involves substantially all (but not all) of the assets attributed to such Group, in which case, a number of shares of such series of Common Stock (rounded, if necessary, to the nearest whole number) having an aggregate average Market Value during the 20 consecutive Trading Day period beginning on (and including) the 16th Trading Day immediately following the Disposition Date, equal to such amount); or

               (z) issue, in exchange for such outstanding share of the series of Common Stock that relates to the Group that consummated such Disposition, a number of shares of a series of Common Stock that does not relate to that Group (calculated to the nearest five decimal places) having an aggregate value equal to 110% of the value of a share of the series of Common Stock that relates to that Group (where in each case value is based on the average Market Value of a share of the relevant series of Common Stock during the 20 consecutive Trading Day period beginning on (and including) the 16th Trading Day immediately following the Disposition Date).

      (ii) At any time within one year after completing any dividend or partial redemption pursuant to (x) or (y) of the preceding sentence, the Corporation may issue, in exchange for each remaining outstanding share of the series of Common Stock that relates to the Group that consummated the applicable Disposition, a number of shares of a series of Common Stock that does not relate to that Group (calculated to the nearest five decimal places) having an aggregate value equal to 110% of the value of a share of the series of Common Stock that relates to that Group (where in each case value is based on the average Market Value of a share of the relevant series of Common Stock during the 20 consecutive Trading Day period ending on (and including) the 5th Trading Day immediately preceding the date on which the Corporation mails the notice of exchange to holders of the relevant series).

      (iii) For purposes of this Section (A)(3), if a Group consummates a Disposition in a series of related transactions, such Disposition shall not be deemed to have been completed until consummation of the last of such transactions.

      (b) Optional Exchange of CSFB Common Stock for CSFBdirect Common Stock. The Board of Directors may, at any time, declare that each outstanding share of CSFBdirect Common Stock shall be exchanged, as of the exchange date described below, for a number of fully paid and nonassessable shares of CSFB Common Stock having an aggregate value (calculated to the nearest five decimal places) equal to the percentage of the aggregate value of an outstanding share of CSFBdirect Common Stock (the "Applicable Percentage") specified for the applicable date of exchange below (where in each case value is based on the average Market Value of a share of CSFB Common Stock compared to the average Market Value of CSFBdirect Common Stock during the 20 consecutive Trading Day period ending on (and including) the 5th Trading Day immediately preceding the date on which the Corporation mails the notice of exchange to holders of the CSFBdirect Common Stock).

                            The Applicable Percentage

If the Exchange date Falls during the
        Period Indicated below             Percentage Specified for such Period
-------------------------------------      -------------------------------------
First Quarter .....................                     125%
Second Quarter ....................                     124.166667%
Third Quarter .....................                     123.333333%
Fourth Quarter ....................                     122.5%
Fifth Quarter .....................                     121.666667%
Sixth Quarter .....................                     120.833333%
Seventh Quarter ...................                     120%
Eighth Quarter ....................                     119.166667%
Ninth Quarter .....................                     118.333333%
Tenth Quarter .....................                     117.5%
Eleventh Quarter ..................                     116.666667%
Twelfth Quarter ...................                     115.833333%
After Twelfth Quarter .............                     115%

      For purposes of the foregoing chart, (x) the first "Quarter" is the period from and including the date of first issuance of shares of CSFBdirect Common Stock to but excluding the third month anniversary of such date (provided that, if the date of first issuance of shares of CSFBdirect Common Stock is the 29th 30th or 31st day of any month, the first "Quarter" will be the period from and including such date of first issuance to but excluding the third month anniversary of the first day of the month immediately following the month in which such date of first issuance falls) and (y) each subsequent "Quarter" is the period from and including the day after the end of the prior Quarter to but excluding the third month anniversary of such day.

      However, if a Tax Event has occurred, the Applicable Percentage shall equal 110% irrespective of whether the exchange occurs within three years. "Tax Event" means the receipt by the Corporation of an opinion of tax counsel experienced in such matters, who shall not be an officer or employee of the Corporation or any of its affiliates, to the effect that, as a result of any amendment to, or change in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein (including any announced proposed change by an administrative agency in such regulations), or as a result or any official or administrative pronouncement or action or judicial decision interpreting or applying such laws or regulations, it is more likely than not that for United States federal income tax purposes (1) the Corporation, its subsidiaries or affiliates, or any of its successors or its stockholders is or, at any time in the future, will be subject to tax upon the issuance of shares of either CSFB Common Stock or CSFBdirect Common Stock or (2) either CSFB Common Stock or CSFBdirect Common Stock is not or, at any time in the future, will not be treated solely as stock of the Corporation. For purposes of rendering such opinion, tax counsel shall assume that any administrative proposals will be adopted as proposed. However, in the event a change in law is proposed, tax counsel shall render an opinion only in the event of enactment.

      (c) Optional Exchange for Stock of a Subsidiary. (i) At any time at which all of the assets and liabilities of a Group (and no other assets or liabilities of the Corporation or any subsidiary thereof) are held directly or indirectly by one or more wholly-owned subsidiaries of the Corporation (the "Group Subsidiaries"), the Board of Directors may, provided that there are funds of the Corporation legally available therefor, declare that all of the outstanding shares of the series of Common Stock relating to such Group shall be exchanged, as the exchange date described below, for the number of fully paid and nonassessable shares of common stock of each of such Group Subsidiaries as is equal to the product of the Outstanding Interest Fraction with respect to such Group (determined as of the exchange date) and the number of shares of common stock of each such Group Subsidiary as will be outstanding immediately following such exchange. Such shares of common stock of such Group Subsidiaries may be delivered directly or indirectly through the delivery of shares of one or more of such Group Subsidiaries that own directly or indirectly all of the other shares that are deliverable pursuant to the preceding sentence.

      (ii) If the series of Common Stock being exchanged pursuant to Section
(A)(3)(c)(i) above is CSFB Common Stock and the Number of Shares Issuable with Respect to CSFB (USA), Inc.'s Retained Interest in any Group on the exchange date is greater than zero, the Corporation shall also issue a number of shares of each series of Common Stock that relates to each such Group on the exchange date equal to the then current Number of Shares Issuable with Respect to CSFB
(USA), Inc.'s Retained Interest in each such Group and deliver those shares to the holders of CSFB Common Stock or to one of the Group Subsidiaries, at the option of the Cooperation.

      (d) General Dividend, Exchange and Redemption Provisions. (i) If the Corporation completes a Disposition (other than an Exempt Disposition), the Corporation shall, not later than the tenth Trading Day after the applicable Disposition Data, issue a press release specifying (w) the Net Proceeds of such Disposition, (x) the number of shares of the series of Common Stock related to such Group then outstanding, (y) the number of shares of such series of Common Stock issuable upon conversion, exchange or exercise of any convertible or exchangeable securities, options or warrants and the range of conversion, exchange or exercise prices thereof and (z) if the Group is not CSFB (USA), Inc., the Number of Shares Issuable with Respect to CSFB (USA), Inc.'s Retained Interest in such Group. The Corporation shall, not more than 40 Trading Days after such consummation, announce by press release which of the actions specified in Section (A)(3)(a)(i) of this Article FOURTH it has determined to take, and upon making that announcement, that determination will be irrevocable. In addition, the Corporation shall, not more than 40 Trading Days after such consummation and not less than 10 Trading Days before the applicable payment date, redemption date or exchange date, send a notice by first-class mail, postage prepaid, to holders of the relevant series of Common Stock at their addresses as they appear on the transfer books of the Corporation, specifying:

            (A) if the Corporation has determined to pay a special dividend, (1) the record date for such dividend, (2) the payment date of such dividends (which cannot be more than 85 Trading Days after such Disposition Date), (3) the Net Proceeds of such Disposition and (4) the type of property to be paid in such dividend and the approximate per share amount thereof;

            (B) if the Corporation has determined to undertake a redemption, (1) the date of redemption (which cannot be more than 85 Trading Days after such Disposition Date), (2) the Net Proceeds of such Disposition, (3) the type of property to be paid as a redemption price and the approximate per share amount thereof, (4) if less than all shares of the relevant series of Common Stock are to be redeemed, the approximate number of shares to be redeemed and (5) the place or places where certificates for shares of such series of Common Stock, properly endorsed or assigned for transfer (unless the Corporation waives such requirement), should be surrendered in return for delivery of the cash, securities or other property to be paid by the Corporation in such redemption; and

            (C) if the Corporation has determined to undertake an exchange, (1) the date of exchange (which cannot be more than 85 Trading Days after such Disposition Date), (2) the number of shares of the other series of Common Stock to be issued in exchange for each outstanding share of such series of Common Stock and (3) the place or places where certificates for shares of such series of Common Stock, properly endorsed or assigned for transfer (unless the Corporation waives such requirement), should be surrendered in return for delivery of the other series of Common Stock to be issued by the Corporation in such exchange.

      (ii) if the Corporation has determined to complete any exchange described in Section (A)(3)(b) or (c) of this Article FOURTH, the Corporation shall, not less than 10 Trading Days and not more than 30 Trading Days before the exchange date, send a notice by first-class mail, postage prepaid, to holders of the relevant series of Common Stock at their addresses as they appear on the transfer books of the Corporation, specifying (x) the exchange date and the other terms of the exchange and (y) the place or places where certificates for shares of such series of Common Stock, properly endorsed or assigned for transfer (unless the Corporation waives such requirement), should be surrendered for delivery of the stock to be issued or delivered by the Corporation in such exchange.

      (iii) Neither the failure to mail any notice required by this Section 3(d) to any particular holder nor any defect therein would affect the sufficiency thereof with respect to any other holder or the validity of any dividend, redemption or exchange contemplated hereby.

      (iv) If the Corporation is redeeming less than all of the outstanding shares of a series of Common Stock pursuant to Section (A)(3)(a)(i) of this Article FOURTH, the Corporation shall redeem such shares pro rata or by lot or by such other method as the Board of Directors determines to be equitable.

      (v) No holder of shares of a series of Common Stock being exchanged or redeemed shall be entitled to receive any cash, securities or other property to be distributed in such exchange or redemption until such holder surrenders certificates for such shares, properly endorsed or assigned for transfer, at such place as the Corporation shall specify (unless the Corporation waives such requirement). As soon as practicable after the Corporation's receipt of certificates for such shares, the Corporation shall deliver to the person for whose account such shares were so surrendered, or to the nominee or nominees of such person, the cash, securities or other property to which such person shall be entitled, together with any fractional payment referred to below, in each case without interest. If less than all of the shares of Common Stock represented by any one certificate is exchanged or redeemed, the Corporation shall also issue and deliver a new certificate for the shares of such Common Stock not exchanged or redeemed.

      (vi) The Corporation shall not be required to issue or deliver fractional shares of any capital stock or any other fractional securities to any holder of Common Stock upon any exchange, redemption, dividend or other distribution described above. If more than one share of Common Stock shall be held at the same time by the same holder, the Corporation may aggregate the number of shares of any capital stock that would be issuable or any other securities that would be distributable to such holder upon any such exchange, redemption, dividend or other distribution. If there are fractional shares of any capital stock or any other fractional securities remaining to be issued or distributed to a holder, the Corporation shall, if such fractional shares or securities are not issued or distributed to such holder, pay cash in respect of such fractional shares or securities in an amount equal to the Fair Value thereof (without interest).

      (vii) From and after the date set for any exchange or redemption, contemplated by this Section (A)(3), all rights of a holder of shares of Common Stock being exchanged or redeemed shall cease except for the right, upon surrender of the certificate theretofore representing such shares, to receive the cash, securities or other property for which such shares were exchanged or redeemed, together with any fractional payment as provided above, in each case without interest (and, if such holder was a holder of record as of the close of business on the record date for a dividend not yet paid, the right to receive such dividend). A holder of shares of Common Stock being exchanged shall not be entitled to receive any dividend or other distribution with respect to shares of the other series of Common Stock until after certificates theretofore representing the shares being exchanged are surrendered as contemplated above.

      Upon such surrender, the Corporation shall pay to the holder the amount of any dividends or other distributions (without interest) which theretofore became payable with respect to a record date occurring after the exchange, but which were not paid by reason of the foregoing, with respect to the number of whole shares of the other series of Common Stock represented by the certificate or certificates issued upon such surrender. From and after the date set for any exchange, the Corporation shall, however, be entitled to treat the certificates for shares of a series of Common Stock being exchanged that were not yet surrendered for exchange as evidencing the ownership of the number of whole shares of the other series of Common Stock for which the shares of such Common Stock should have been exchanged.

      (viii) The Corporation shall pay any and all documentary, stamp or similar issue or transfer taxes that might be payable in respect of the issue or delivery of any shares of capital stock and/or other securities on any exchange or redemption contemplated by this Section (A)(3); provided, however, that the Corporation shall not be required to pay any tax that might be payable in respect of any transfer involved in the issue or delivery of any shares of capital stock and/or other securities in a name other than that in which the shares so exchanged or redeemed were registered, and no such issue or delivery will be made unless and until the person requesting such issue pays to the Corporation the amount of any such tax, or establishes to the satisfaction of the Corporation that such tax has been paid.

      (ix) The Corporation may, subject to applicable law, establish such other rules, requirements and procedures to facilitate any dividend, redemption or exchange contemplated by this Section (A)(3) as the Board of Directors may determine to be appropriate under the circumstances.

      4. Voting Rights. At every meeting of stockholders, the holders of Common Stock will vote on all matters as to which common stockholders generally are entitled to vote. Holders of CSFBdirect Common Stock will not be entitled to vote, unless a separate class vote is required by applicable law. On all such matters for which no separate vote is required, each outstanding share of CSFB Common Stock entitles the holder to one vote.

      5. Liquidation Rights. In the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, holders of each series of Common Stock shall be entitled to receive their proportionate interests in the net assets of the Corporation, if any, remaining for distribution to stockholders, after payment of or provision for all liabilities, including contingent liabilities of the Corporation and payment of the liquidation preference payable to any holders of the Corporation's Preferred Stock, if any such stock is outstanding. Each share of each series of Common Stock will be entitled to a share of net liquidation proceeds in proportion to the respective liquidation units per share of such class. Each share of CSFB Common Stock shall have one liquidation unit and each share of each other series of Common Stock shall have a number of liquidation units (including a fraction of one liquidation unit) equal to the quotient (rounded to the nearest decimal places) of the average Market Value of one share of such series of Common Stock during the 20 consecutive Trading Day period ending on, and including, the 5th Trading Day before the date of the first public announcement of (l) a voluntary liquidation, dissolution or winding-up of the Corporation or (2) the institution of any proceeding for the involuntary liquidation, dissolution or winding-up of the Corporation divided by the average Market Value of one share of CSFB Common Stock during such 20 Trading Day period. Neither the merger nor consolidation of the Corporation with any other entity, nor a sale, transfer or lease of all or any part of the assets of the Corporation, would, alone, be deemed a liquidation, dissolution or winding-up for purposes of this Section (A)(5).

      6. Adjustments to Number of Shares Issuable with Respect to CSFB (USA) Inc. s Retained Interest in any Group. The Number of Shares Issuable with Respect to CSFB, (USA) Inc.'s Retained Interest in any Group, as in effect from time to time, shall, automatically without action by the Board of Directors or any other person, be:

            (a) adjusted in proportion to any changes in the number of outstanding shares of the series of Common Stock related to such Group caused by subdivisions (by stock split, reclassified or otherwise) or, combinations (by reverse stock split, reclassification or otherwise) of shares of such series of Common Stock or by dividends or other distributions of shares of such series of Common Stock on shares of such series of Common Stock (and, in each such case, rounded, if necessary, to the nearest whole number);

            (b) decreased by (i) if the Corporation issues any shares of the series of Common Stock related to such Group and the Board of Directors attributes that issuance (and the proceeds thereof) to CSFB (USA), Inc., the number of shares of such series of Common Stock so issued, and (ii) if the Board of Directors re-allocates to CSFB (USA), Inc. any cash or other assets theretofore allocated to such Group in connection with a redemption of shares of the series of Common Stock that relates to such Group (as required pursuant to clause (ii) of the proviso to the definition of CSFB (USA), Inc. below) or in return for a decrease in the Number of Shares issuable with Respect to CSFB
(USA) Inc.'s Retained Interest in such Group, the number (rounded, if necessary, to the nearest whole number) equal to (x) the aggregate Fair Value of such cash or other assets divided by (y) the Market Value of one share of the series of Common Stock that relates to such Group, in each case, as of the date of such re-allocation; and

            (c) increased by (i) if the Corporation repurchases any shares of the series of Common Stock related to such Group and the Board of Directors attributes that repurchase (and the consideration therefor) to CSFB (USA), Inc., the number of shares of such series of Common Stock so repurchased and (ii) if the Board of Directors re-allocates to such Group any cash or other assets theretofore allocated to CSFB (USA), Inc. in return for an increase in the Number of Shares Issuable with Respect to CSFB (USA), Inc.'s Retained Interest in such Group the number (rounded, if necessary, to the nearest whole number) equal to (x) the Fair Value of such cash or other assets divided by (y) the Market Value of one share of the series of Common Stock that relates to such Group, in each case, as of the date of such re-allocation.

      Neither the Corporation nor the Board of Directors shall take any action that would, as a result of any of the foregoing adjustments, reduce the Number of Shares Issuable with Respect to CSFB (USA), Inc.'s Retained Interest in any Group to below zero. Subject to the preceding sentence, the Board of Directors may attribute the issuance of any shares of any series of Common Stock (and the proceeds therefrom) or the repurchase of any series of Common Stock (and the consideration therefor) to CSFB (USA), Inc. or to the Group to which such series of Common Stock relates, as the Board of Directors determines in its sole discretion; provided, however, that the Board of Directors must attribute to CSFB (USA), Inc. the issuance of any shares of any series of Common Stock that are issued (1) as a dividend or other distribution on, or as consideration for the repurchase of, shares of CSFB Common Stock or (2) as consideration to acquire any assets or satisfy any liabilities attributed to CSFB (USA), Inc.

      7. Additional Definitions. As used in this Article FOURTH, the following terms shall have the following meanings (with terms defined in singular having comparable meaning when used in the plural and vice versa), unless the context otherwise requires:

      "All or Substantially All of the Assets" of any Group means, with respect to any Disposition, a portion of such assets that represents at least 80% of the Fair Value (determined as of the Disposition Date) of the assets of such Group.

      "Available Dividend Amount" for CSFB (USA), Inc., on any day on which dividends are paid on shares of CSFB Common Stock, is the amount that would, immediately prior to the payment of such dividends, be legally available for the payment of dividends on shares of CSFB Common Stock under Delaware law if(a) CSFB (USA), Inc. and each other Group were each a single, separate Delaware corporation, (b) CSFB (USA), Inc. had outstanding (i) a number of shares of common stock, par value $O.l0 per share, equal to the number of shares of CSFB Common Stock that are then outstanding and (ii) a number of shares of preferred stock, par value $0.01 per value, equal to the number of shares of Preferred Stock that have been attributed to CSFB (USA), Inc. and are then outstanding,
(c) the assumptions about each Group that is not CSFB (USA), Inc. set forth in the next sentence were true and (d) CSFB (USA), Inc. owned a number of shares of each series of Common Stock (other than CSFB Common Stock) equal to the Number of Shares Issuable with Respect to CSFB (USA), Inc.'s Retained Interest in each Group to which each such series of Common Stock relates.

      "Available Dividend Amount" for any Group other than CSFB (USA), Inc., on any day on which dividends are paid on shares of the series of Common Stock relating to such Group, is the amount that would, immediately prior to the payment of such dividends, be legally available for the payment of dividends on shares of such series of Common Stock under Delaware law if such Group were a single, separate Delaware corporation having outstanding (a) a number of shares of common stock, par value $0.10 per share, equal to the number of shares of such series of Common Stock that are then outstanding plus the Number of Shares Issuable with Respect to CSFB (USA), Inc.'s Retained Interest in such Group and
(b) a number of shares of preferred stock, par value $0.01 per share, equal to the number of shares of Preferred Stock that have been attributed to such Group and are then outstanding.

      "CSFB (USA), Inc." means (a) all of the businesses, assets and liabilities of the Corporation and its subsidiaries, other than the businesses, assets and liabilities that are part of any Group other than CSFB (USA), Inc., (b) the rights and obligations of CSFB (USA), Inc. under any inter-Group debt deemed to be owed to or by CSFB (USA), Inc. (as such rights and obligations are defined in accordance with policies established from time to time by the Board of Directors) and (c) a proportionate interest in any Group other than CSFB (USA), Inc. (after giving effect to any options, Preferred Stock, other securities or debt issued or incurred by the Corporation and attributed to any Group other than CSFB (USA), Inc.) equal to the Retained Interest Fraction; provided, however, that: (i) the Corporation may re-allocate assets from one Group to another Group in return for other assets or services rendered by the other Group in the ordinary course of business or in accordance with policies established by the Board of Directors from time to time and (ii) if the Corporation transfers cash, other assets or securities to holders of shares of a series of Common Stock other than CSFB Common Stock as a dividend or other distribution on shares of such series of Common Stock (other than a dividend or distribution payable in shares of such series of Common Stock), or as payment in a redemption required by Section (A)(3)(a) of this Article FOURTH, then the Board of Directors shall re-allocate from such Group to CSFB (USA), Inc. cash or other assets having a Fair Value equal to the aggregate Fair Value of the cash, other assets or securities so transferred times the Retained Interest Amount with respect to such Group as of the record date for such dividend or distribution, or on the date of such redemption, as the ease may be.

      "CSFBdirect" means (a) all of the businesses, assets and liabilities of CSFBdirect Holdings, Inc. and its subsidiaries, (b) the assets and liabilities of CSFBdirect's online United Kingdom discount brokerage service, (c) any assets or liabilities acquired or incurred by [DLJdirect Holdings, Inc.] or any of its subsidiaries after the Effective Date in the ordinary course of business and attributable to CSFBdirect, (d) any businesses, assets or liabilities acquired or incurred by the Corporation or any of its subsidiaries after the Effective Date that the Board of Directors has specifically allocated to CSFBdirect or that the Corporation otherwise allocates to CSFBdirect in accordance with policies established from time to time by the Board of Directors and (e) the rights and obligations of CSFBdirect under any inter-Group debt deemed to be owed to or by CSFBdirect (as such rights and obligations are defined in accordance with policies established from time to time by the Board of Directors); provided, however, that: (i) the Corporation may re-allocate assets from one Group to the other Group in return for other assets or services rendered by that other Group in the ordinary course of business or in accordance with policies established by the Board of Directors from time to time, and (ii) if the Corporation transfers cash, other assets or securities to holders of shares of CSFBdirect Common Stock as a dividend or other distribution on shares of CSFBdirect Common Stock (other than a dividend or distribution payable in shares of CSFBdirect Common Stock), or as payment in a redemption required by Section (A)(3)(a) of this Article FOURTH, then the Board of Directors shall re-allocate from CSFBdirect to CSFB (USA), Inc. cash or other assets having a Fair Value equal to the aggregate Fair Value of the cash, other assets or securities so transferred times the Retained Interest Amount with respect to such Group as of the record date for such dividend or distribution, or on the date of such redemption, as the case may be.

      "Disposition" means a sale, transfer, assignment or other disposition (whether by merger, consolidation, sale or otherwise) of All or Substantially All of the Assets of a Group to one or more persons or entities, in one transaction or a series of related transactions.

      "Disposition Date" means, with respect to any Disposition, the date of consummation of such Disposition.

      "Effective Date" means the date on which this Second Amended and Restated Certificate of Incorporation becomes effective under Delaware law.

      "Exempt Disposition" means any of the following:

            (a) a Disposition in connection with the liquidation, dissolution or winding-up of the Corporation and the distribution of assets to stockholders.

            (b) a Disposition to any person or entity controlled by the Corporation (as determined by the Board of Directors in its sole discretion).

            (c) a Disposition by any Group for which the Corporation receives consideration primarily consisting of equity securities (including, without limitation, capital stock of any kind, interests in a general or limited partnership, interests in a limited liability company or debt securities convertible into or exchangeable for, or options or warrants to acquire, any of the foregoing, in each case without regard to the voting power or other management or government rights associated therewith) of an entity which is primarily engaged or proposes to engage primarily in one or more businesses similar or complementary to businesses conducted by such Group prior to the Disposition, as determined by the Board of Directors in its sole discretion.

            (d) a dividend, out of any Group's assets, to holders of the related series of Common Stock (and a re-allocation of a corresponding amount of such Group's assets to CSFB (USA), Inc. as required pursuant to clause (ii) of the proviso to the definition of CSFB (USA), Inc. above),

            (e) a dividend, out of CSFB (USA), Inc.'s assets, to holders of CSFB Common Stock,

            (f) a Disposition by any Group other than CSFB (USA), Inc. or CSFB direct that is designated to be an "Exempt Disposition" by the Board of Directors in the resolution or resolutions authorizing the issuance of the shares of the series of Common Stock that relates to such Group, and

            (g) any other Disposition, if(i) at the time of the Disposition there are no shares of any series of Common Stock outstanding other than the series of Common Stock relating to the Group that consummated such Disposition,
(ii) at the time of the Disposition there are no shares of the series of Common Stock relating to the Group that consummated such Disposition outstanding or
(iii) before the 3Oth Trading Day following the Disposition the Corporation has mailed a notice stating that it is exercising its right to exchange all of the outstanding shares of the series of Common Stock relating to the Group that consummated such Disposition for newly issued shares of CSFB Common Stock as contemplated under Section 3(b) of this Article FOURTH.

      "Fair Value" means (a) in the case of cash, the amount thereof, (b) in the case of capital stock that has been Publicly Traded for a period of at least 15 months, the Market Value thereof and (c) in the case of other assets or securities, the fair market value thereof as the Board of Directors shall determine in good faith (which determination shall be conclusive and binding on all stockholders).

      "Group" initially means CSFB (USA), Inc. or CSFBdirect; provided that if the Board of Directors authorizes the issuance of shares of a series of Common Stock other than CSFB Common Stock or CSFBdirect Common Stock, the Board of Directors shall designate the assets and liabilities of CSFB (USA), Inc. to which such series of Common Stock relates, which assets and liabilities shall be an additional "Group" for all purposes of this Article FOURTH.

      "Market Capitalization" of any series of Common Stock on any date means the Market Value of a share of such series on such date times the number of shares of such series outstanding on such date. Shares issuable with respect to CSFB (USA), Inc.'s Retained Interest in any Group shall not be considered outstanding unless and until they are in fact issued to third parties.

      "Market Value" of a share of any class or series of capital stock on any Trading Day means the average of the high and low reported sales prices of such class or series on such Trading Day or, in case no such reported sale takes place on such Trading Day, the average of the reported closing bid and asked prices regular way of a share of such class or series on such Trading Day, in either case as reported on the New York Stock Exchange ("NYSE") Composite Tape or, if the shares of such class or series are not listed or admitted to trading on the NYSE on such Trading Day, on the principal national securities exchange on which the shares of such class or series are listed or admitted to trading or, if not listed or admitted to trading on any national securities exchange on such Trading Day, on The Nasdaq National Market System of the Nasdaq Stock Market ("Nasdaq NMS") or, if the shares of such class or series are not listed or admitted to trading on any national securities exchange or quoted on the Nasdaq NMS on such Trading Day, the average of the closing bid and asked prices of a share of such class or series in the over-the-counter market on such Trading Day as furnished by any NYSE member firm selected from time to time by the Corporation or, if such closing bid and asked prices are not made available by any such NYSE member firm on such Trading Day, the fair market value of a share of such class or series as the Board of Directors shall determine in good faith (which determination shall be conclusive and binding on all stockholders); provided, that, for purposes of determining the average Market Value of a share of any class or series of capital stock for any period, (a) the "Market Value" of a share of any class or series of capital stock on any day prior to any "ex-dividend" date or any similar date occurring during such period for any dividend or distribution (other than any dividend or distribution contemplated by clause
(b)(ii) of this sentence) paid or to be paid with respect to such capital stock shall be redeemed by the Fair Value of the per share amount of such dividend or distribution and (b) the "Market Value" of a share of any class or series of capital stock on any day prior to (i) the effective date of any subdivision (by stock split or otherwise) or combination (by reverse stock split or otherwise) of outstanding shares of such class or series of capital stock occurring during such period or (ii) any "ex-dividend" date or any similar date occurring during such period for any dividend or distribution with respect to such capital stock to be made in shares of such class or series of capital stock shall be appropriately adjusted, as determined by the Board of Directors, to reflect such subdivision, combination, dividend or distribution; and provided further, if (a) the Corporation repurchases outstanding shares of any series Common Stock other than CSFB Common Stock and the Board of Directors attributes that repurchase ((and the consideration therefor) to the Group to which such series of Common Stock relates and (b) the Board of Directors determines to re-allocate to CSFB
(USA), Inc. cash or other assets theretofore allocated to the Group to which such series of Common Stock relates in order to avoid a change in the Retained Interest Fraction, the "Market Value" of a share any series Common Stock other than CSFB Common Stock used to compute the corresponding reduction in the Number of Shares Issuable with Respect to CSFB (USA), Inc.'s Retained Interest in the Group to which such series of Common Stock relates will equal the Fair Value of the consideration paid per share of Common Stock so repurchased; and provided further, if the Corporation redeems a portion of the outstanding shares of any of series of Common Stock other than CSFB Common Stock (and the Board of Directors re-allocates to CSFB (USA), Inc. cash or other assets therefore allocated to the Group to which such series of Common Stock relates in the manner required by clause (ii) of the proviso to the definition of CSFB (USA), Inc. above, the "Market Value" of a share of such series of Common Stock used to compute the corresponding reduction in the Number of Shares Issuable with Respect to CSFB (USA), Inc.'s Retained Interest in the Group to which such series of Common Stock relates will equal the Fair Value of the consideration paid per share of such series of Common Stock so redeemed.

      "Net Proceeds" of a Disposition of any of the assets of a Group means the positive amount, if any, remaining from the gross proceeds of such Disposition after any payment of, or reasonable provision (as determined in good faith by the Board of Directors, which determination will be conclusive and binding on all stockholders) for, (a) any taxes payable by the Corporation or any subsidiary or affiliate thereof in respect of such Disposition or which would have been payable but for the utilization of tax benefits attributable to the Group not the subject of the Disposition, (b) any taxes payable by the Corporation in respect of any resulting dividend or redemption, (c) any transaction costs, including, without limitation, any legal, investment banking and accounting fees and expenses and (d) any liabilities (contingent or otherwise) of, attributed to or related to, such Group, including, without limitation, any liabilities for deferred taxes or any indemnity or guarantee obligations which are outstanding or incurred in connection with the Disposition or otherwise any liabilities for future purchase price adjustments and any obligations with respect to outstanding securities (other than Common Stock) attributed to such Group as determined in good faith by the Board of Directors.

      "Number of Shares Issuable with Respect to CSFB (USA), Inc.'s Retained Interest" means, with respect to any Group, initially the number the Board of Directors designates prior to the time the Corporation first issues shares of the series of Common Stock applicable to such Group as the number of shares of such series of Common Stock that could be issued by the Corporation for the account of CSFB (USA), Inc. in respect of its retained interest in such Group, as authorized by Section (A)(1); provided, however, that such number as in effect from time to time shall automatically be adjusted as required by Section 6 of this Article IV(A).

      "Outstanding Interest Fraction" means (i) with respect to CSFB (USA), Inc., at any time of determination, 1 and (ii) with respect to any other Group, at any time of determination, a fraction the numerator of which shall be the number of shares of the series of Common Stock applicable to such Group outstanding on such date and the denominator of which shall be the sum of the number of shares of the series of Common Stock applicable to such Group outstanding on such date and the Number of Shares Issuable with Respect to CSFB
(USA), Inc.'s Retained Interest in such Group.

      "Publicly Traded" with respect to any security means (a) registered under
Section 12 of the Securities Exchange Act of 1934, as amended (or any successor provision of law), and (b) listed for trading on the NYSE (or any other national securities exchange registered under Section 7 of the Securities Exchange Act of 1934, as amended (or any successor provision of law)) or listed on the Nasdaq NMS (or any successor market system).

      "Retained Interest Amount" means (i) with respect to CSFB (USA), Inc., at any time of determination, 1 and (ii) with respect to any other Group, at any time of determination, a fraction the numerator of which shall be the Number of Shares Issuable with Respect to CSFB (USA), Inc.'s Retained Interest in such Group and the denominator of which shall be the number of shares of the series of Common Stock relating to such Group outstanding on such date.

      "Retained Interest Fraction" means (i) with respect to CSFB (USA), Inc., at any time of determination, 1 and (ii) with respect to any Group that is not CSFB (USA), Inc., at any time of determination, a fraction the numerator of which shall be the Number of Shares Issuable with Respect to CSFB (USA), Inc.'s Retained Interest in such Group and the denominator of which shall be the sum of the number of shares of the series of common stock applicable to such Group outstanding on such date and the Number of Shares Issuable with Respect to CSFB
(USA), Inc.'s Retained Interest in such Group.

      "Trading Day" means each weekday on which the relevant security (or, if there are two relevant securities, each relevant security) is traded on the principal national securities exchange on which it is listed or admitted to trading or on the Nasdaq NMS or, if such security is not listed or admitted to trading on a national securities exchange or quoted on the Nasdaq NMS, traded in the principal over-the-counter market in which it trades.

      8. Effectiveness of Sections (A)(2), (A)(3), (A)(5), (A)(6) and (A(7) of this Article FOURTH. The terms of Sections (A)(2), (A)(3), (A)(5), (A)(6) and
(A)(7) of this Article FOURTH shall apply only when there are shares of multiple series of Common Stock outstanding.

      Section B. Provisions Relating to Preferred Stock.

      The Board of Directors (or such committee of the Board of Directors as the Board of Directors shall empower) is hereby empowered to authorize by resolution or resolutions from time to time the issuance of one or more classes or series of Preferred Stock and to fix the designations, powers, preferences and relative, participating, optional or other rights, if any, and the qualifications, limitations or restrictions thereof, if any, with respect to each such class or series of Preferred Stock and the number of shares constituting each such class or series, and to increase or decrease the number of shares of any such class or series to the extent permitted by the General Corporation Law of the State of Delaware, as amended from time to time.

      FIFTH: The Corporation is to have perpetual existence.

      SIXTH: The private property of the stockholders shall not be subject to the payment of corporate debts to any extent whatever.

      SEVENTH: The following additional provisions are inserted for the management of the business and for the conduct of the affairs of the Corporation, and for the creation, definition, limitation and regulation of the powers of the Corporation, the directors and the stockholders:

      1. Election of directors need not be by ballot. The Board of Directors shall have the power to make, alter, amend and repeal the By-laws of the Corporation.

      2. Any director may be removed at any time, with or without cause, upon the affirmative vote of the holder of a majority of the stock of the Corporation at that time having voting power for the election of directors.

      3. In the event that any contract or other transaction to which this Corporation is a party would be affected by the fact that any directors or officers of this Corporation are directors, officers, creditors, stockholders, partners, or otherwise interested in any other party to such contract, or are parties to or are otherwise interested in such contract or other transaction, then, in any event, such contact or other transaction shall not be affected by such fact if such contract or other transaction shall be approved or ratified by the affirmative vote of directors who are not so interested constituting a majority of a quorum of directors present at a meeting of the Board of Directors. In the absence of actual fraud, no director or officer shall be liable to account to the Corporation for any profit realized by him from or through any such contract or other transaction of the types described above in this paragraph ratified or approved as aforesaid, by reason of his interest in any such contract or other transaction.

      Directors interested in any such contract or other transaction of the types described in the foregoing paragraph may be counted when present at meetings of the Board of Directors for the purpose of determining the existence of a quorum to consider and vote on any such contract or other transaction.

      Any contract or other transaction that shall be approved or ratified by the vote of the holders of a majority of the stock of the Corporation at the time having voting powers for the election of directors present, in person or by proxy, at any annual or special meeting of stockholders (provided that a lawful quorum of such stockholders be there present in person or by proxy) shall, except as otherwise provided by law, be as valid and as binding upon the

Corporation and upon all its stockholders as though it had been approved or ratified by every stockholder of the Corporation.

      4. The Board of Directors may, by resolution or resolutions, passed by a majority of the whole board, designate one or more committees, each committee to consist of two or more of the directors of the Corporation, which to the extent provided in said resolution or resolutions or in the By-Laws of the Corporation, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it. Such committee or committees shall have such name or names as may be stated in the By-Laws of the Corporation or as may be determined from time to time by resolution adopted by the Board of Directors.

      5. The Board of Directors shall also have power to authorize and cause to be executed and delivered mortgages and instruments of pledge, and any other instruments creating liens, on the real and personal property of the Corporation; to fix the times for the declaration and payment of dividends; to set apart out of any of the funds of the Corporation available for dividends a reserve or reserves for any proper purpose and to abolish any such reserve; and to make and determine the use and disposition of any surplus (whether capital, earned or other surplus) of net profits over and above the capital of the Corporation, and in its discretion, the Board of Directors may sue and apply any such surplus or net profits in purchasing or acquiring shares of its own stock to such extent and in such manner and upon such terms as the Board of Directors shall deem expedient. The shares of such stock so purchased or acquired may be resold, except as otherwise provided by law.

      6. The business of the Corporation shall be managed by the Board of Directors, except as otherwise provided by the General Corporation Law of the State of Delaware or herein. The Board of Directors, in addition to the powers and authority expressly conferred upon it herein, by law, by the By-Laws and otherwise, is hereby empowered to exercise all such powers as may be exercised by the Corporation, subject, nevertheless, to the provisions of the laws of the State of Delaware, of this Second Amended Certificate of Incorporation, and of any amendments thereto, and to the By-Laws.

      7. A director, or a member of any committee designated by the Board of Directors pursuant to authority hereinbefore conferred, shall, in the performance of his duties, be fully protected in relying in good faith upon the books of account or reports made to the Corporation. Its stockholders, its Board of Directors or any such committee, by any of its officials, or by an independent certified public accountant, or by an appraiser selected with reasonable care by the Board of Directors or by any such committee, or in relying in good faith upon other records of the Corporation. Without prejudice to the generality of the foregoing, a director shall be fully protected in relying in good faith upon the books of account of the Corporation or statements prepared by any of its officials as to the value and amount of the assets, liabilities and/or net profits of the Corporation, or any other facts pertinent to the existence and amount of surplus or other funds from which dividends might properly be declared and paid.

      8. Whenever under the provisions of the laws of the State of Delaware or this Second Amended Certificate of Incorporation the vote of the holders of Common Stock at a meeting thereof is required or permitted to be taken for or in connection with any corporate action, the meeting and vote of such holders may be dispensed with and such actions may be effectively and validly taken on the written consent of the holders of not less than a majority of the shares of Common Stock then outstanding, provided that in no case shall such consent be by the holders of Common Stock having less than the minimum percentage of the total vote required by statute for the proposed corporate action, and provided, further, that prompt notice shall be given to all stockholders of the taking of corporate action without a meeting and by less than unanimous written consent.

      EIGHTH: (a) The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

      (b) The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnify for such expenses which the Court of Chancery or such other court shall deem proper.

      (c) To the extent that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsection (a) or (b), or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.


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

      (d) Any indemnification under subsection (a) or (b) (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections (a) and (b). Such determination shall be made (1) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the stockholders.

      (e) Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors in the specific case upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the Corporation as authorized in this section.

      (f) The indemnification provided by this section shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

      (g) The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this section.

      The effective date of this amendment is January 15, 2001.

      IN WITNESS WHEREOF, said Credit Suisse First Boston (USA), Inc. has caused this certificate to be signed by Lori M. Russo, its Secretary, this 12th day of January, 2001.

                                 CREDIT SUISSE FIRST BOSTON (USA), INC.


                                 By: LORI M. RUSSO
                                     -----------------------------
                                     Name: Lori M. Russo
                                     Title: Secretary


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